Exhibit 99.1

Bar Harbor Bankshares Reports Second Quarter 2026 Results; Declares Dividend

BAR HARBOR, MAINE – July 21, 2026 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported second quarter 2026 GAAP net income of $15.2 million, or $0.91 per diluted share, and core earnings (Non-GAAP) of $15.4 million, or $0.92 per diluted share, compared to GAAP net income of $13.5 million, or $0.81 per diluted share, and core earnings (Non-GAAP) of $14.7 million, or $0.88 per diluted share, in the first quarter of 2026.

SECOND QUARTER 2026 HIGHLIGHTS (all comparisons to first quarter 2026, unless otherwise noted)

•	Net interest margin of 3.61%, compared to 3.54%
•	1.31% return on assets; 1.33% core return on assets (Non-GAAP)
•	11.16% return on equity; 11.30% core return on equity (Non-GAAP)
•	55.76% efficiency ratio (Non-GAAP), compared to 56.92%

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “During the quarter we affirmed our commitment to consistently delivering strong financial results and long-term shareholder value while remaining dedicated to our customers. This commitment is clear not only in our results, but has also gained us recognition by Forbes Magazine as one of America’s “Best-in-State Banks” for the fifth consecutive year. We continue to grow capital organically and have essentially earned back our dilution from our acquisition last year within a year. Halfway through 2026, we are proud of what we have accomplished so far and are well-positioned for what’s ahead.”

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare a cash dividend of $0.34 per share to shareholders of record at the close of business on August 20, 2026, payable on September 18, 2026. The dividend equates to a 3.60% annualized yield based on the $37.76 closing share price of the Company’s common stock on June 30, 2026, the last trading day of the second quarter 2026.

FINANCIAL CONDITION (Quarter results for June 30, 2026 compared to March 31, 2026)

Total assets increased slightly to $4.7 billion at the end of the second quarter 2026, the 1% increase was primarily due to loan growth as well as increased interest-earning deposits with other banks.

Total cash and cash equivalents were $104.4 million at the end of the second quarter 2026, compared to $82.2 million at the end of the first quarter 2026. Interest-earning deposits with other banks increased to $58.1 million at the end of the second quarter 2026, compared to $46.6 million at the end of the first quarter 2026. While end of quarter balances were higher due to timing, averages remained consistent with a yield of 3.92% and 3.90%, respectively.

Available-for-sale debt securities were $601.8 million compared to $598.0 million at the end of the first quarter 2026. Portfolio unrealized losses were $45.0 million at quarter-end compared to $45.7 million at the end of the first quarter 2026. During the quarter there were purchases of $27.4 million,  paydowns and calls of $21.0 million and net accretion of $429 thousand. The quarter-to-date weighted average yield of the securities portfolio was 4.06% compared to 4.05% at the end of the first quarter 2026. As of the second quarter 2026 and the first quarter 2026, our securities portfolio had an average life of 7.2 years and 7.6 years respectively, with an effective duration of 5.2 years and 5.4 years, respectively. At the end of the second quarter 2026, all securities remain classified as available for sale.

Federal Home Loan Bank  stock increased $3.8 million to $13.4 million at the end of the second quarter 2026 compared to $9.6 million at the end of the first quarter 2026, primarily driven by the increase in wholesale borrowings.

Total loans increased $28.9 million to $3.6 billion in the second quarter 2026 compared to the first quarter 2026 driven primarily by an increase in commercial real estate loans. Commercial real estate loans increased $20.3 million driven by $59.0 million in originations during the quarter, partially offset by $18.3 million in loans that matured and paid off during the quarter. Commercial and industrial loans increased $15.7 million and included $33.4 million of originations during the quarter. Residential real estate loans decreased $10.4

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million during the quarter due to $29.1 million in payoffs and $11.0 million in paydowns, partially offset by $29.7 million in originations.  Loans held for sale were $10.2 million in the second quarter 2026 compared to $11.5 million in the first quarter 2026 as we originated $24.9 million in loans held for sale and sold $26.2 million in loans during the quarter.

The allowance for credit losses (“ACL”) on loans was $32.2 million at the end of the second quarter 2026, compared to $34.3 million at the end of the first quarter 2026. The change in the allowance was primarily driven by a $3.3 million partial charge-off related to a previously non-accruing relationship that was moved into other real estate owned and that carried significant specific reserves at the end of the first quarter 2026.

Premises and equipment increased in the second quarter 2026 to $61.2 million compared to $58.9 million at the end of the first quarter 2026, driven by on-going renovation projects.

Bank owned life insurance decreased $1.1 million primarily reflecting the recognition of a death benefit during the quarter.

Total deposits remained consistent at $3.9 billion at the end of the second quarter 2026. During the quarter we witnessed a shift in our deposit mix from interest-bearing accounts to non-interest bearing demand deposits. Non-interest bearing demand deposits increased $26.8 million driven by 1,893 new account openings. Interest-bearing deposits decreased across all categories primarily driven by seasonality and tax payments.

Total borrowings increased $65.5 million in the second quarter 2026 to $281.2 million compared to $215.7 million in the first quarter 2026. The increase was driven by higher wholesale borrowings to fund loan originations.

The Company's book value per share was $32.80 at  the end of the second quarter 2026 compared to $32.13 at the end of the first quarter 2026.  Tangible book value per share (non-GAAP) was $23.43 at the end of the second quarter 2026, compared to $22.71 at the end of the first quarter 2026.

RESULTS OF OPERATIONS (Quarter results for June 30, 2026 compared to June 30, 2025)

The net interest margin was 3.61% in the second quarter 2026 compared to 3.23% in the same quarter 2025. As loan balances grew year-over-year the yield on loans expanded 4 basis points to 5.52% compared to 5.48% in the same period of 2025. Interest-bearing deposit costs decreased year-over-year to 1.88% compared to 2.28% in the same period of 2025.

Total interest and dividend income increased by 15% or $7.2 million to $55.9 million in the second quarter 2026 compared to $48.7 million in the second quarter 2025. Yields on earning assets grew to 5.29% in the second quarter 2026 compared to 5.23% in the second quarter 2025. The increase is driven by the securities yield expansion of 20 basis points to 4.06% in the second quarter 2026 compared to 3.86% in the same period of 2025. The increase is primarily due to $115.6 million in acquired investments from the acquisition of Woodsville Guaranty Savings Bank (“Woodsville”). The loan yield increased in part due to the acquisition of $413.4 million in loans from Woodsville but also includes $48.1 million in organic growth. Residential loan yield expansion was the primary driver as the yield increased to 4.62% for the second quarter 2026 from 4.14% in the second quarter of 2025. Total loan yield growth was partially offset by a decrease in the commercial and industrial yield to 6.17% for the second quarter 2026 from 6.41% in the second quarter 2025 driven by the decrease in rates of adjustable-rate loans.

Total interest expense decreased $806 thousand in the second quarter 2026 compared to the second quarter 2025. Deposit costs were down $873 thousand year-over-year as the cost of interest-bearing deposits decreased to 1.88% in the second quarter 2026 from 2.28% in the same period of 2025.  Borrowing costs increased $67 thousand, or 2% year-over-year, driven by the subordinated debt acquired from Woodsville.

The provision for credit losses on loans in the second quarter 2026 was $1.3 million compared to $528 thousand in the same period of 2025.  The allowance for credit losses to total loans coverage ratio for the second quarter 2026 remains well-funded and was 0.89% compared to 0.96% in the first quarter of 2026 and 0.92% in the second quarter of 2025.

Non-interest income increased $7.1 million in the second quarter 2026 to $11.7 million compared to $4.6 million in the same quarter 2025. The increase was primarily driven by increases in customer service fees in the second quarter 2026 compared to the same period of 2025 and a loss on sales of securities of $25 thousand compared to $4.9 million for the same period of 2025. Trust management fee income increased $314 thousand driven by the 12%, or $330.0 million, increase in assets under management compared to the same period of 2025.  Bank owned life insurance income increased $815 thousand in the second quarter of 2026 compared to the second quarter of 2025 primarily due to a death benefit during the quarter.

Non-interest expenses increased $2.7 million to $29.2 million in the second quarter 2026 compared to $26.5 million in the second quarter 2025. The increase was driven by higher salaries and employee benefits costs of $16.8 million in the second quarter 2026 compared to

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$14.3 million in the second quarter 2025 as full-time equivalents increased to 530 from 455 as of June 30, 2025. Occupancy and equipment increased $746 thousand driven primarily by higher maintenance contract costs from the acquisition of Woodsville. Amortization of intangible assets increased $349 thousand, reflecting incremental amortization associated with the Woodsville acquisition. Acquisition, conversion and other expenses decreased $1.2 million from the second quarter of 2025 as expenses related to the acquisition neared completion. Other expenses increased $896 thousand for the second quarter 2026 compared to the second quarter 2025 primarily due to expenses related to other real estate owned.

Income tax expense was $4.0 million for the second quarter 2026 compared to $1.4 million for the second quarter of 2025. Our GAAP effective tax rate for the second quarter 2026 was 20.8% and 18.5% in the second quarter 2025.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (2) changes in consumer behavior due to political, business, and economic conditions, including ongoing armed conflicts, inflation, future United States government shutdowns, and concerns about liquidity; (3) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (4) the impact of liquidity needs on our results of operations and financial condition; (5) changes in the size and nature of our competition; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand, pricing, or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities, (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems, or information systems; (16) changes in legislation or regulation and accounting principles, policies, and guidelines; (17) reductions in the market value or outflows of wealth management assets under management; (18) the impacts of tariffs, sanctions, and other trade policies of the United States and its global trading counterparts; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information.

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Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2026	2026	2025	2025	2025
PER SHARE DATA
Net earnings, diluted	$0.91	$0.81	$0.70	$0.54	$0.40
Core earnings, diluted (1)	0.92	0.88	0.93	0.95	0.70
Total book value	32.80	32.13	31.88	31.22	30.60
Tangible book value (1)	23.43	22.71	22.41	21.70	22.58
Market price at period end	37.76	32.45	31.05	30.46	29.96
Dividends	0.34	0.32	0.32	0.32	0.32

PERFORMANCE RATIOS (2)
Return on assets	1.31%	1.18%	1.00%	0.78%	0.60%
Core return on assets (1)	1.33	1.28	1.32	1.35	1.06
Pre-tax, pre-provision return on assets (1)	1.76	1.52	1.29	1.30	0.79
Core pre-tax, pre-provision return on assets (1)	1.79	1.65	1.71	1.71	1.39
Return on equity	11.16	10.13	8.76	6.99	5.21
Core return on equity (1)	11.30	11.03	11.55	12.16	9.19
Return on tangible equity (1)	16.11	14.77	12.94	10.07	7.26
Core return on tangible equity (1)	16.31	16.03	16.91	17.23	12.66
Net interest margin, fully taxable equivalent (1) (3)	3.61	3.54	3.62	3.56	3.23
Efficiency ratio (1)	55.76	56.92	57.24	56.70	62.10

FINANCIAL DATA (In millions)
Total assets	$4,743	$4,676	$4,684	$4,717	$4,112
Total earning assets (4)	4,343	4,297	4,297	4,336	3,789
Total available-for-sale debt securities	602	598	597	598	529
Total loans	3,614	3,585	3,606	3,584	3,153
Allowance for credit losses	32	34	34	34	29
Total goodwill and intangible assets	157	158	158	159	123
Total deposits	3,854	3,868	3,821	3,948	3,292
Total shareholders' equity	550	538	533	521	469
Net income	15	14	12	9	6
Core earnings (1)	15	15	16	15	11

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.38%	—%	0.03%	0.04%	0.03%
Allowance for credit losses on loans/total loans	0.89	0.96	0.94	0.95	0.92
Loans/deposits	94	93	94	91	96
Shareholders' equity to total assets	11.59	11.50	11.37	11.04	11.40
Tangible shareholders' equity to tangible assets	8.56	8.42	8.27	7.94	8.67

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$46,270	$35,595	$44,947	$42,743	$50,948
Interest-earning deposits with other banks	58,118	46,620	35,890	93,971	36,087
Total cash and cash equivalents	104,388	82,215	80,837	136,714	87,035

Available-for-sale debt securities	601,772	597,977	597,424	597,810	528,690

Federal Home Loan Bank stock	13,423	9,567	11,308	8,560	12,695

Loans held for sale	10,203	11,534	5,283	5,545	2,829

Total loans	3,614,180	3,585,248	3,605,859	3,583,716	3,152,664
Less: Allowance for credit losses on loans	(32,231)	(34,315)	(34,052)	(33,940)	(28,885)
Net loans	3,581,949	3,550,933	3,571,807	3,549,776	3,123,779

Premises and equipment, net	61,170	58,914	58,188	58,828	52,647
Other real estate owned	8,170	—	—	—	—
Goodwill	141,819	141,819	141,819	141,819	119,477
Other intangible assets	15,242	15,824	16,407	16,989	3,472
Cash surrender value of bank-owned life insurance	88,728	89,817	96,250	95,554	83,074
Deferred tax asset, net	28,859	30,298	29,926	31,721	23,290
Other assets	86,779	87,330	74,642	73,936	75,017
Total assets	$4,742,502	$4,676,228	$4,683,891	$4,717,252	$4,112,005

Liabilities and shareholders' equity
Non-interest bearing demand	$678,081	$651,282	$670,786	$692,780	$552,074
Interest-bearing demand	1,141,043	1,152,888	1,137,730	1,137,362	931,854
Savings	635,316	649,302	635,329	647,428	542,579
Money market	481,815	493,432	464,843	488,633	370,709
Time	917,694	920,811	912,594	981,993	894,772
Total deposits	3,853,949	3,867,715	3,821,282	3,948,196	3,291,988

Senior borrowings	227,541	162,297	216,818	139,956	256,441
Subordinated borrowings	53,620	53,420	52,825	52,229	40,620
Total borrowings	281,161	215,717	269,643	192,185	297,061

Other liabilities	57,840	54,859	60,425	55,916	54,096
Total liabilities	4,192,950	4,138,291	4,151,350	4,196,297	3,643,145

Total shareholders’ equity	549,552	537,937	532,541	520,955	468,860
Total liabilities and shareholders’ equity	$4,742,502	$4,676,228	$4,683,891	$4,717,252	$4,112,005

Net shares outstanding	16,754	16,742	16,702	16,689	15,322

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

							Organic Annualized
							Growth %
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Acquired WGSB	Jun 30,	Quarter	Year
(in thousands)	2026	2026	2025	2025	Balances (1)	2025	to Date	to Date
Commercial real estate	$1,988,695	$1,968,403	$1,998,603	$1,942,659	$117,832	$1,767,206	4	(1)%
Commercial and industrial	433,371	417,657	393,851	405,759	25,651	400,908	15	20
Total commercial loans	2,422,066	2,386,060	2,392,454	2,348,418	143,483	2,168,114	6	2

Residential real estate	983,274	993,636	1,001,769	1,025,266	248,484	796,184	(4)	(4)
Consumer	132,570	127,681	128,029	126,345	16,215	111,036	15	7
Tax exempt and other	76,270	77,871	83,607	83,687	5,226	77,330	(8)	(18)
Total loans	$3,614,180	$3,585,248	$3,605,859	$3,583,716	$413,408	$3,152,664	3%	—%

1.	Acquired Woodsville Guaranty Savings Bank (WGSB) Balances are as of August 1, 2025.

DEPOSIT ANALYSIS

							Organic Annualized
							Growth %
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Acquired WGSB	Jun 30,	Quarter	Year
(in thousands)	2026	2026	2025	2025	Balances (1)	2025	to Date	to Date
Non-interest bearing demand	$678,081	$651,282	$670,786	$692,780	$89,274	$552,074	16%	2%
Interest-bearing demand	1,141,043	1,152,888	1,137,730	1,137,362	185,802	931,854	(4)	1
Savings	635,316	649,302	635,329	647,428	104,792	542,579	(9)	—
Money market	481,815	493,432	464,843	488,633	52,470	370,709	(9)	7
Total non-maturity deposits	2,936,255	2,946,904	2,908,688	2,966,203	432,338	2,397,216	(1)	2
Time	917,694	920,811	912,594	981,993	98,951	894,772	(1)	1
Total deposits	$3,853,949	$3,867,715	$3,821,282	$3,948,196	$531,289	$3,291,988	(1)%	2%

1.	Acquired Woodsville Guaranty Savings Bank (WGSB) Balances are as of August 1, 2025.

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Interest and dividend income
Loans	$49,151	$42,726	$97,809	$84,530
Securities available for sale	6,319	5,474	12,523	10,757
Federal Home Loan Bank stock	183	212	338	349
Interest-earning deposits with other banks	253	276	486	590
Total interest and dividend income	55,906	48,688	111,156	96,226
Interest expense
Deposits	14,638	15,511	29,527	31,023
Borrowings	3,349	3,282	6,838	6,301
Total interest expense	17,987	18,793	36,365	37,324
Net interest income	37,919	29,895	74,791	58,902
Provision for credit losses on available-for-sale debt securities	—	—	—	636
Provision for credit losses on loans	1,250	528	1,555	471
Net interest income after provision for credit losses	36,669	29,367	73,236	57,795
Non-interest income
Trust and investment management fee income	4,577	4,263	8,692	8,179
Customer service fees	4,715	3,589	8,817	7,114
(Loss) gain on available-for-sale debt securities, net	(25)	(4,942)	(1,033)	(4,942)
Mortgage banking income	741	605	1,423	1,061
Bank-owned life insurance income	1,417	602	3,404	1,216
Customer derivative income	76	104	405	316
Other income	231	425	438	620
Total non-interest income	11,732	4,646	22,146	13,564
Non-interest expense
Salaries and employee benefits	16,833	14,274	32,606	28,007
Occupancy and equipment	4,292	3,546	8,328	6,871
Depreciation	1,088	1,023	2,222	2,072
Loss (gain) on premises and equipment, net	—	3	134	93
Outside services	528	457	992	939
Professional services	388	514	737	1,106
Communication	211	194	459	360
Marketing	570	682	1,175	1,200
Amortization of intangible assets	582	233	1,164	466
FDIC assessment	537	464	1,114	920
Acquisition, conversion and other expenses	(36)	1,205	1,419	1,444
Provision for unfunded commitments	(650)	—	(876)	(74)
Other expenses	4,839	3,943	9,535	7,785
Total non-interest expense	29,182	26,538	59,009	51,189
Income before income taxes	19,219	7,475	36,373	20,170
Income tax expense	3,998	1,383	7,615	3,867
Net income	$15,221	$6,092	$28,758	$16,303
Earnings per share:
Basic	$0.91	$0.40	$1.72	$1.06
Diluted	0.91	0.40	1.71	1.06
Weighted average shares outstanding:
Basic	16,751	15,321	16,740	15,312
Diluted	16,808	15,372	16,806	15,382

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands, except per share data)	2026	2026	2025	2025	2025
Interest and dividend income
Loans	$49,151	$48,658	$50,164	$48,426	$42,726
Securities and other	6,319	6,204	6,327	6,355	5,474
Federal Home Loan Bank stock	183	155	235	217	212
Interest-earning deposits with other banks	253	233	645	924	276
Total interest and dividend income	55,906	55,250	57,371	55,922	48,688
Interest expense
Deposits	14,638	14,889	16,083	16,419	15,511
Borrowings	3,349	3,489	2,671	2,544	3,282
Total interest expense	17,987	18,378	18,754	18,963	18,793
Net interest income	37,919	36,872	38,617	36,959	29,895
Provision for credit losses on available-for-sale debt securities	—	—	—	—	—
Provision (benefit) for credit losses on loans	1,250	305	416	3,749	528
Net interest income after provision for credit losses	36,669	36,567	38,201	33,210	29,367
Non-interest income
Trust and investment management fee income	4,577	4,115	3,984	3,903	4,263
Customer service fees	4,715	4,102	4,528	4,311	3,589
(Loss) gain on available-for-sale debt securities, net (1)	(25)	(1,008)	(428)	41	(4,942)
Mortgage banking income	741	682	485	423	605
Bank-owned life insurance income	1,417	1,987	695	665	602
Customer derivative income	76	329	735	962	104
Other income	231	207	326	262	425
Total non-interest income	11,732	10,414	10,325	10,567	4,646
Non-interest expense
Salaries and employee benefits	16,833	15,773	16,588	15,939	14,274
Occupancy and equipment	4,292	4,036	3,780	3,879	3,546
Depreciation	1,088	1,134	1,153	1,078	1,023
Loss (gain) on premises and equipment, net	—	134	370	(206)	3
Outside services	528	464	564	514	457
Professional services	388	349	407	296	514
Communication	211	248	271	246	194
Marketing	570	605	181	655	682
Amortization of intangible assets	582	582	582	466	233
FDIC assessment	537	577	539	462	464
Acquisition, conversion and other expenses	(36)	1,455	4,170	4,978	1,205
Provision for unfunded commitments	(650)	(226)	725	145	—
Other expenses	4,839	4,696	4,469	4,287	3,943
Total non-interest expense	29,182	29,827	33,799	32,739	26,538
Income before income taxes	19,219	17,154	14,727	11,038	7,475
Income tax expense	3,998	3,617	2,966	2,183	1,383
Net income	$15,221	$13,537	$11,761	$8,855	$6,092
Earnings per share:
Basic	$0.91	$0.81	$0.70	$0.55	$0.40
Diluted	0.91	0.81	0.70	0.54	0.40
Weighted average shares outstanding:
Basic	16,751	16,728	16,696	16,231	15,321
Diluted	16,808	16,804	16,757	16,284	15,372

(1)	The $4.9 million loss in June 2025 includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2026	2026	2025	2025	2025
Earning assets
Interest-earning deposits with other banks	3.92%	3.90%	4.53%	4.49%	4.68%
Available-for-sale debt securities	4.06	4.05	4.03	4.14	3.86
Federal Home Loan Bank stock	6.33	5.68	10.72	7.71	7.20
Loans:
Commercial real estate	5.72	5.68	5.74	5.88	5.76
Commercial and industrial	6.17	6.13	6.34	6.45	6.41
Residential real estate	4.62	4.64	4.75	4.42	4.14
Consumer	7.05	6.90	7.27	7.23	6.98
Total loans	5.52	5.50	5.59	5.60	5.48
Total earning assets	5.29%	5.27%	5.36%	5.36%	5.23%

Funding liabilities
Deposits:
Interest-bearing demand	1.32%	1.30%	1.39%	1.42%	1.44%
Savings	0.50	0.56	0.54	0.64	0.71
Money market	2.33	2.28	2.43	2.59	2.75
Time	3.32	3.41	3.53	3.64	3.91
Total interest-bearing deposits	1.88	1.91	2.01	2.12	2.28
Borrowings	5.05	5.62	5.43	4.04	4.85
Total interest-bearing liabilities	2.13%	2.19%	2.20%	2.27%	2.51%

Net interest spread	3.16	3.08	3.16	3.09	2.72
Net interest margin, fully taxable equivalent(1)	3.61	3.54	3.62	3.56	3.23

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2026	2026	2025	2025	2025
Assets
Interest-earning deposits with other banks (1)	$25,896	$24,230	$56,502	$81,709	$23,643
Available-for-sale debt securities (2)	647,755	643,647	644,929	631,572	591,462
Federal Home Loan Bank stock	11,592	11,062	8,696	11,168	11,804
Loans:
Commercial real estate	1,975,080	2,001,851	1,954,841	1,887,267	1,766,720
Commercial and industrial	492,195	486,295	480,529	483,380	469,816
Residential real estate	993,933	998,862	1,021,309	963,311	804,469
Consumer	130,890	127,693	126,953	120,941	109,023
Total loans (3)	3,592,098	3,614,701	3,583,632	3,454,899	3,150,028
Total earning assets	4,277,341	4,293,640	4,293,759	4,179,348	3,776,937
Cash and due from banks	37,089	36,278	40,291	38,709	29,861
Allowance for credit losses	(33,242)	(34,195)	(33,905)	(31,246)	(28,786)
Goodwill and other intangible assets	157,345	157,921	158,507	139,822	123,062
Other assets	215,460	215,852	211,317	191,446	169,540
Total assets	$4,653,993	$4,669,496	$4,669,969	$4,518,079	$4,070,614

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$1,119,195	$1,121,021	$1,127,456	$1,059,214	$906,557
Savings	640,852	642,717	640,577	617,314	545,304
Money market	463,296	469,496	473,574	432,952	392,034
Time	902,363	922,180	939,353	961,054	883,491
Total interest-bearing deposits	3,125,706	3,155,414	3,180,960	3,070,534	2,727,386
Borrowings	265,929	251,985	195,139	250,110	271,410
Total interest-bearing liabilities	3,391,635	3,407,399	3,376,099	3,320,644	2,998,796
Non-interest bearing demand deposits	657,470	659,506	705,245	647,981	545,308
Other liabilities	57,702	60,814	56,025	46,962	57,268
Total liabilities	4,106,807	4,127,719	4,137,369	4,015,587	3,601,372
Total shareholders' equity	547,186	541,777	532,600	502,492	469,242
Total liabilities and shareholders' equity	$4,653,993	$4,669,496	$4,669,969	$4,518,079	$4,070,614

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for available-for-sale debt securities are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2026	2026	2025	2025	2025
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$902	$12,620	$1,497	$697	$1,033
Commercial and industrial	1,003	1,139	1,113	1,221	1,344
Residential real estate	8,314	8,206	7,719	6,541	6,411
Consumer	1,199	1,176	1,265	1,051	944
Total non-accruing loans	11,418	23,141	11,594	9,510	9,732
Non-performing available-for-sale debt securities	1,329	1,329	2,203	2,203	2,403
Other real estate owned	8,170	—	—	—	—
Total non-performing assets	$20,917	$24,470	$13,797	$11,713	$12,135

Total non-accruing loans/total loans	0.32%	0.65%	0.32%	0.27%	0.31%
Total non-performing assets/total assets	0.44	0.52	0.29	0.25	0.30

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$34,315	$34,052	$33,940	$28,885	$28,614
Charged-off loans	(3,463)	(97)	(318)	(353)	(266)
Recoveries on charged-off loans	57	55	14	37	9
Net loans (charged-off) recovered	(3,406)	(42)	(304)	(316)	(257)
ACL established on PCD loans	—	—	—	1,622	—
ACL established on purchased seasoned loans	72	—	—	—	—
Provision for credit losses on loans	1,250	305	416	3,749	528
Balance at end of period	$32,231	$34,315	$34,052	$33,940	$28,885

Allowance for credit losses/total loans	0.89%	0.96%	0.94%	0.95%	0.92%
Allowance for credit losses/non-accruing loans	282	148	294	357	297

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$(3,283)	$—	$—	$(224)	$—
Commercial and industrial	(15)	35	(256)	18	(204)
Residential real estate	(21)	8	8	(112)	6
Consumer	(87)	(85)	(56)	2	(59)
Total, net	$(3,406)	$(42)	$(304)	$(316)	$(257)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.38%	—%	0.03%	0.04%	0.03%
Net charge-offs (recoveries) (YTD annualized)/average loans	0.19	—	0.03	0.02	0.02

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON AVAILABLE-FOR-SALE DEBT SECURITIES
Balance at beginning of period	$—	$—	$—	$—	$1,204
Charged-off interest receivable on available-for-sale debt securities	—	—	—	—	—
Provision for credit losses on available-for-sale debt securities	—	—	—	—	—
Charged-off previously provisioned allowance for credit loss	—	—	—	—	(1,204)
Balance at end of period	$—	$—	$—	$—	$—

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)		2026	2026	2025	2025	2025
Net income	(R)	$15,221	$13,537	$11,761	$8,855	$6,092
Non-core items:
Loss (gain) on available-for-sale debt securities, net (6)		25	—	428	(41)	4,942
Loss (gain) on premises and equipment, net		—	134	370	(206)	3
(Gain) loss and other expenses on other real estate owned		273	—	—	—	—
Provision on non-PCD acquired loans		—	—	—	3,954	—
Acquisition, conversion and other expenses		(36)	1,455	4,170	4,978	1,205
Income tax expense (1)		(65)	(392)	(1,225)	(2,141)	(1,492)
Total non-core items (2)		197	1,197	3,743	6,544	4,658
Core earnings (2)	(A)	$15,418	$14,734	$15,504	$15,399	$10,750

Net interest income	(B)	$37,919	$36,872	$38,617	$36,959	$29,895
Non-interest income		11,732	10,414	10,325	10,567	4,646
Total revenue		49,651	47,286	48,942	47,526	34,541
Loss (gain) on available-for-sale debt securities, net (6)		25	—	428	(41)	4,942
Total core revenue (2)	(C)	$49,676	$47,286	$49,370	$47,485	$39,483

Total non-interest expense		29,182	29,827	33,799	32,739	26,538
Non-core expenses:
(Loss) gain on premises and equipment, net		—	(134)	(370)	206	(3)
Gain (loss) and other expenses on other real estate owned		(273)	—	—	—	—
Acquisition, conversion and other expenses		36	(1,455)	(4,170)	(4,978)	(1,205)
Total non-core expenses (2)		(237)	(1,589)	(4,540)	(4,772)	(1,208)
Core non-interest expense (2)	(D)	$28,945	$28,238	$29,259	$27,967	$25,330

Total revenue		49,651	47,286	48,942	47,526	34,541
Total non-interest expense		29,182	29,827	33,799	32,739	26,538
Pre-tax, pre-provision net revenue(2)	(S)	$20,469	$17,459	$15,143	$14,787	$8,003

Core revenue(2)		49,676	47,286	49,370	47,485	39,483
Core non-interest expense(2)		28,945	28,238	29,259	27,967	25,330
Core pre-tax, pre-provision net revenue(2)	(U)	$20,731	$19,048	$20,111	$19,518	$14,153

(in millions)
Average earning assets	(E)	$4,277	$4,294	$4,294	$4,179	$3,777
Average assets	(F)	4,654	4,669	4,670	4,518	4,071
Average shareholders' equity	(G)	547	542	533	502	469
Average tangible shareholders' equity (2) (3)	(H)	390	384	374	360	346
Tangible shareholders' equity, period-end (2) (3)	(I)	392	380	374	362	346
Tangible assets, period-end (2) (3)	(J)	4,585	4,519	4,526	4,563	3,989

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)		2026	2026	2025	2025	2025
Common shares outstanding, period-end	(K)	16,754	16,742	16,702	16,689	15,322
Average diluted shares outstanding	(L)	16,808	16,804	16,757	16,284	15,372

Core earnings per share, diluted (2)	(A/L)	$0.92	$0.88	$0.93	$0.95	$0.70
Tangible book value per share, period-end (2)	(I/K)	23.43	22.71	22.41	21.70	22.58
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.56	8.42	8.27	7.94	8.67

Performance ratios (4)
GAAP return on assets		1.31%	1.18%	1.00%	0.78%	0.60%
Core return on assets (2)	(A/F)	1.33	1.28	1.32	1.35	1.06
Pre-tax, pre-provision return on assets(2)	(S/F)	1.76	1.52	1.29	1.30	0.79
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.79	1.65	1.71	1.71	1.39
GAAP return on equity		11.16	10.13	8.76	6.99	5.21
Core return on equity (2)	(A/G)	11.30	11.03	11.55	12.16	9.19
Return on tangible equity (1) (2)	(R+Q)/H	16.11	14.77	12.94	10.07	7.26
Core return on tangible equity (1) (2)	(A+Q)/H	16.31	16.03	16.91	17.23	12.66
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	55.76	56.92	57.24	56.70	62.10
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.61	3.54	3.62	3.56	3.23

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$905	$1,044	$766	$738	$706
Franchise taxes included in non-interest expense	(O)	159	146	(22)	158	141
Tax equivalent adjustment for net interest margin	(P)	556	554	595	574	560
Intangible amortization	(Q)	582	582	582	466	233

(1)	Assumes a marginal tax rate of 24.65% for the first and second quarters of 2026 and third and fourth quarters of 2025 and 24.26% in the second quarter of 2025.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(6)	The $4.9 million loss in the second quarter 2025 includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

J